Exhibit 10.46

Capital Lease Funding, Inc.
Executive Officer Compensation
Revised Base Salaries and 2005 Cash Bonuses

	Revised Base Salary	2005 Cash Bonus

Paul H. McDowell	$375,000	$249,500

William R. Pollert	No change	150,000

Shawn P. Seale	300,000	214,500

Robert C. Blanz	245,000	218,000

Paul C. Hughes	200,000	80,000